Exhibit 10.7	Amendment to Employment Agreement between Registrant and John Grasso dated January 1, 2007

(THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD)

December 15, 2008

Mr. John Grasso

Re:	Letter Employment Agreement dated January 1, 2007 (the “Agreement”)

Dear Mr. Grasso:

          This will serve to confirm that we have agreed to amend the captioned Agreement in the following respects:

          1.          The phrase “and within ten (10) days after” is hereby deleted from the first paragraph of Section 4(A) of the Agreement.

          2.          The following paragraph “D” is hereby added to Section 4 of the Agreement:

                 “F.          In the event that you shall become entitled to a Termination Payment pursuant to Section 4(A)(i) or Section 4(A)(ii) hereof, such payment shall be made to you within ten (10) days after the expiration of a period of six (6) months measured from the termination of your employment or your resignation, as the case may be. Subject to the foregoing limitation, the date of payment shall be determined by FLIC in its sole discretion.”

3. The following paragraphs “E” and “F” are hereby added to Section 7 of the Agreement:

                 “E.          “Termination” shall mean a separation from service, within the meaning of Internal Revenue Code Section 409A, (i) which results from a decision of the Bank to terminate your employment and (ii) by reason of which each of us anticipates that no further services will be provided by you hereunder subsequent to the effective date thereof.”

                 “F.          “Resignation” shall mean a separation from service, within the meaning of Internal Revenue Code Section 409A, (i) which results from a decision by you to resign your employment (including resignation for Good Reason) and (ii) by reason of which each of us anticipates that no further services will be provided by you hereunder subsequent to the effective date thereof.”

          Please confirm that the foregoing accurately sets forth our understanding by signing and returning the enclosed copy of this letter. The Agreement will thereupon be deemed amended in the foregoing respects.

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Very truly yours,

THE FIRST OF LONG ISLAND CORPORATION

	By:	/s/MICHAEL N. VITTORIO

MICHAEL N. VITTORIO
CHIEF EXECUTIVE OFFICER

Accepted and Agreed this
17th day of December 2008

/s/JOHN GRASSO

JOHN GRASSO

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